Exhibit 99.1

Jamf Announces Fourth Quarter and Fiscal Year 2022 Financial Results
•Q4 total revenue year-over-year growth of 26% to $130.3 million; fiscal year total revenue growth of 31% to $478.8 million
•ARR year-over-year growth of 24% to $512.5 million as of December 31, 2022
•Cash flow provided by operations of $90.0 million for the fiscal year ended December 31, 2022, or 19% of total revenue; unlevered free cash flow of $87.5 million, or 18% of total revenue
MINNEAPOLIS – February 28, 2023 – Jamf (NASDAQ: JAMF), the standard in managing and securing Apple at work, today announced financial results for its fourth quarter and fiscal year ended December 31, 2022.
“The fourth quarter capped off a year of milestones for Jamf, one of which was exceeding expectations for the eleventh consecutive quarter with year-over-year revenue growth of 26%, resulting in 2022 total revenue growth of 31%. This is a testament to Jamf’s strong underlying business fundamentals and exceptional execution by our team,” said Dean Hager, CEO of Jamf. “As we continue to navigate a challenging economic environment, we will remain prudent with our investments to ensure financial flexibility while preparing to meet future demand as macroeconomic conditions ease.”
Fourth Quarter 2022 Financial Highlights
•ARR: ARR of $512.5 million as of December 31, 2022, an increase of 24% year-over-year.
•Revenue: Total revenue of $130.3 million, an increase of 26% year-over-year.
•Gross Profit: GAAP gross profit of $99.9 million, or 77% of total revenue, compared to $76.5 million in the fourth quarter of 2021. Non-GAAP gross profit of $107.0 million, or 82% of total revenue, compared to $83.4 million in the fourth quarter of 2021.
•Operating Loss/Income: GAAP operating loss of $24.7 million, or (19)% of total revenue, compared to $26.1 million in the fourth quarter of 2021. Non-GAAP operating income of $8.7 million, or 7% of total revenue, compared to $2.9 million in the fourth quarter of 2021.
Fiscal Year 2022 Financial Highlights
•Revenue: Total revenue of $478.8 million, an increase of 31% year-over-year.
•Gross Profit: GAAP gross profit of $359.5 million, or 75% of total revenue, compared to $276.0 million in fiscal year 2021. Non-GAAP gross profit of $390.0 million, or 81% of total revenue, compared to $296.6 million in fiscal year 2021.
•Operating Loss/Income: GAAP operating loss of $138.9 million, or (29)% of total revenue, compared to GAAP operating loss of $76.2 million in fiscal year 2021. Non-GAAP operating income of $25.9 million, or 5% of total revenue, compared to $20.5 million for fiscal year 2021.
•Cash Flow: Cash flow provided by operations of $90.0 million for fiscal year 2022, or 19% of total revenue, compared to $65.2 million for fiscal year 2021. Unlevered free cash flow of $87.5 million for fiscal year 2022, or 18% of total revenue, compared to $66.4 million for fiscal year 2021.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled “Non-GAAP Financial Measures” below contains descriptions of these reconciliations.

Recent Business Highlights
•Ended the fourth quarter serving more than 71,000 customers with 30.0 million total devices on our platform.
•Achieved the largest year-over-year Mac device growth in Jamf’s history, adding over one million Mac under management in 2022.
•Completed the acquisition of ZecOps, a leader in mobile detection and response, uniquely positioning Jamf to help IT and security teams strengthen their organization’s mobile security posture.
•Announced a new ZTNA integration with Amazon Web Services, AWS Verified Access, allowing shared AWS and Jamf customers to verify that their devices are managed and meet an acceptable risk threshold before providing access to sensitive or critical internal services.
•Released the latest version of Jamf’s ZTNA integration with Microsoft, Device Compliance, for macOS and iOS.
•Launched Jamf Safe Internet for Chromebook, helping students safely learn online from anywhere, whether they are using Apple devices or Chromebooks. Jamf Safe Internet for Chromebook is the latest in security innovations brought to market by the Jamf-Google partnership.
•Enhanced Jamf Protect to address requirements outlined in the new “Executive Order 14028, Improving the Nation’s Cybersecurity,” making Jamf Protect a more powerful macOS security solution for organizations with high compliance requirements, such as government agencies.
•Jamf Threat Labs, Jamf’s team of experienced threat researchers, cybersecurity experts, and data scientists, identified and reported on a highly sophisticated malware that had been operating undetected by security applications, showcasing Jamf’s continued commitment to delivering a top-of-market secure experience to customers.
•Recognized by G2 in their 2023 Top Global Software Companies and 2023 Top IT Management Software lists.
Financial Outlook
For the first quarter of 2023, Jamf currently expects:
•Total revenue of $128.5 to $130.5 million
•Non-GAAP operating income of $3.0 to $4.0 million
For the full year 2023, Jamf currently expects:
•Total revenue of $559.0 to $563.0 million
•Non-GAAP operating income of $37.5 to $40.5 million
To assist with modeling, for the first quarter of 2023 and full year 2023, amortization is expected to be approximately $10.6 million and $42.2 million, respectively. In addition, for the first quarter of 2023 and full year 2023, stock-based compensation and related payroll taxes are expected to be approximately $21.3 million and $101.6 million, respectively.
Jamf is unable to provide a quantitative reconciliation of forward-looking guidance of non-GAAP operating income to GAAP operating income (loss) because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earn-out, offering costs, amortization, and stock-based compensation and related payroll taxes. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort. These items are uncertain, depend on various factors, and could result in projected GAAP operating income (loss) being materially less than is indicated by currently estimated non-GAAP operating income.
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Webcast and Conference Call Information
Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on February 28, 2023.
The conference call will be webcast live on Jamf’s Investor Relations website at https://ir.jamf.com, along with the earnings press release, financial tables, earnings presentation, and investor presentation. Those parties interested in participating via telephone may register on Jamf’s Investor Relations website.
A replay of the call will be available on the Investor Relations website beginning on February 28, 2023, at approximately 6:00 p.m. Central Time (7:00 p.m. Eastern Time).
Please note that Jamf uses its https://ir.jamf.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of non-GAAP operating expenses, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP income before income taxes, non-GAAP provision for income taxes as it relates to the calculation of non-GAAP net income, non-GAAP net income, free cash flow, free cash flow margin, unlevered free cash flow, and unlevered free cash flow margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, amortization expense, acquisition-related expenses, acquisition-related earnout, offering costs, foreign currency transaction loss, payroll taxes related to stock-based compensation, legal settlement, loss on extinguishment of debt, and amortization of debt issuance costs. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in our financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this press release. We strongly encourage investors to review our consolidated financial statements included in our publicly filed reports in their entirety and not rely solely on any single financial measurement or communication.
Forward-Looking Statements
This press release and the accompanying conference call contain “forward-looking statements” within the meaning of federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance (including our outlook and guidance), the demand for our platform, anticipated impacts of macroeconomic conditions on our business, our expectations regarding business benefits and financial impacts from our acquisitions, partnerships and investments, and our ability to deliver on our long-term strategy.
The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022. Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as the subsequent periodic and current reports and other filings that we make with the Securities and Exchange Commission from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and the accompanying conference call relate only to events as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About Jamf
Jamf’s purpose is to simplify work by helping organizations manage and secure an Apple experience that end users love and organizations trust. Jamf is the only company in the world that provides a complete management and security solution for an Apple-first environment designed to be enterprise secure, consumer simple and protect personal privacy. To learn more, visit www.jamf.com.
Investor Contacts
Jennifer Gaumond
Michael Thomas
ir@jamf.com
Media Contact
Rachel Nauen
media@jamf.com

Jamf Holding Corp.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$224,338	$177,150
Trade accounts receivable, net of allowances of $445 and $391	88,163	79,143
Income taxes receivable	465	608
Deferred contract costs	17,652	12,904
Prepaid expenses	14,331	17,581
Other current assets	6,097	4,212
Total current assets	351,046	291,598
Equipment and leasehold improvements, net	19,421	18,045
Goodwill	856,925	845,734
Other intangible assets, net	218,744	264,593
Deferred contract costs, non-current	39,643	29,842
Other assets	43,763	30,608
Total assets	$1,529,542	$1,480,420

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,393	$9,306
Accrued liabilities	67,051	54,022
Income taxes payable	486	167
Deferred revenues	278,038	223,031
Total current liabilities	360,968	286,526
Deferred revenues, non-current	68,112	59,097
Deferred tax liability, net	5,505	8,700
Convertible senior notes, net	364,505	362,031
Other liabilities	29,114	25,640
Total liabilities	828,204	741,994
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	123	119
Additional paid-in capital	1,049,875	913,581
Accumulated other comprehensive loss	(39,951)	(7,866)
Accumulated deficit	(308,709)	(167,408)
Total stockholders’ equity	701,338	738,426
Total liabilities and stockholders’ equity	$1,529,542	$1,480,420

Jamf Holding Corp.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenue:
Subscription	$124,875	$98,343	$455,007	$344,243
Services	4,838	4,107	19,025	16,122
License	610	1,352	4,744	6,023
Total revenue	130,323	103,802	478,776	366,388
Cost of revenue:
Cost of subscription(1)(2)(3)(4) (exclusive of amortization expense shown below)	22,609	19,235	85,479	63,441
Cost of services(1)(2)(3) (exclusive of amortization expense shown below)	3,632	2,871	13,816	10,898
Amortization expense	4,172	5,183	19,932	16,018
Total cost of revenue	30,413	27,289	119,227	90,357
Gross profit	99,910	76,513	359,549	276,031
Operating expenses:
Sales and marketing(1)(2)(3)(4)	58,557	44,552	217,728	148,192
Research and development(1)(2)(3)(4)	30,322	24,104	119,906	82,541
General and administrative(1)(2)(3)(4)	28,568	26,918	132,562	96,206
Amortization expense	7,124	7,019	28,227	25,294
Total operating expenses	124,571	102,593	498,423	352,233
Loss from operations	(24,661)	(26,080)	(138,874)	(76,202)
Interest income (expense), net	917	(870)	(538)	(2,478)
Loss on extinguishment of debt	—	—	—	(449)
Foreign currency transaction gain (loss)	1,279	(54)	(2,802)	(849)
Loss before income tax benefit	(22,465)	(27,004)	(142,214)	(79,978)
Income tax benefit	1,234	3,254	913	4,789
Net loss	$(21,231)	$(23,750)	$(141,301)	$(75,189)
Net loss per share, basic and diluted	$(0.17)	$(0.20)	$(1.17)	$(0.64)
Weighted‑average shares used to compute net loss per share, basic and diluted	122,300,221	119,145,856	120,720,972	118,276,462
(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$2,359	$1,371	$8,854	$3,755
Services	338	213	1,299	594
Sales and marketing	6,934	4,175	33,559	10,938
Research and development	4,772	3,436	24,392	10,512
General and administrative	5,243	3,836	41,066	10,006
	$19,646	$13,031	$109,170	$35,805

(2) Includes payroll taxes related to stock-based compensation as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$160	$10	$293	$122
Services	30	2	54	24
Sales and marketing	367	15	810	431
Research and development	183	44	429	335
General and administrative	153	114	428	615
	$893	$185	$2,014	$1,527
(3) Includes depreciation expense as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$310	$320	$1,201	$1,134
Services	44	45	170	169
Sales and marketing	739	636	2,725	2,342
Research and development	445	354	1,610	1,277
General and administrative	258	263	965	835
	$1,796	$1,618	$6,671	$5,757
(4) Includes acquisition-related expense as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$—	$71	$61	$88
Sales and marketing	—	146	7	180
Research and development	120	498	912	1,088
General and administrative	1,092	889	3,663	5,032
	$1,212	$1,604	$4,643	$6,388
General and administrative also includes acquisition-related earnout of $0.3 million and $1.2 million for the three months ended December 31, 2022 and 2021, respectively, and $0.7 million and $6.0 million for the years ended December 31, 2022 and 2021, respectively. The acquisition-related earnout was an expense for the years ended December 31, 2022 and 2021 reflecting the increase in fair value of the Digita acquisition contingent liability due to growth in sales of our Jamf Protect product. General and administrative also includes the full settlement of a $5.0 million legal-related matter for the year ended December 31, 2021.

Jamf Holding Corp.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Years Ended December 31,
	2022	2021
Operating activities
Net loss	$(141,301)	$(75,189)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	54,830	47,069
Amortization of deferred contract costs	16,563	12,534
Amortization of debt issuance costs	2,722	1,251
Non-cash lease expense	5,869	4,994
Provision for credit losses and returns	328	37
Loss on extinguishment of debt	—	449
Share‑based compensation	109,170	35,805
Deferred tax benefit	(2,955)	(5,644)
Adjustment to contingent consideration	694	6,037
Other	3,333	1,419
Changes in operating assets and liabilities:
Trade accounts receivable	(9,487)	(6,521)
Income tax receivable/payable	266	(611)
Prepaid expenses and other assets	1,773	(9,265)
Deferred contract costs	(31,134)	(24,795)
Accounts payable	5,891	2,069
Accrued liabilities	10,017	4,345
Deferred revenue	63,426	71,216
Other liabilities	—	(35)
Net cash provided by operating activities	90,005	65,165
Investing activities
Acquisitions, net of cash acquired	(23,816)	(352,711)
Payment of deferred consideration	—	(25,000)
Purchases of equipment and leasehold improvements	(7,727)	(9,755)
Purchase of investments	(3,100)	—
Other	(139)	48
Net cash used in investing activities	(34,782)	(387,418)
Financing activities
Proceeds from convertible senior notes	—	373,750
Proceeds from bank borrowings	—	250,000
Payment of bank borrowings	—	(250,000)
Payment for purchase of capped calls	—	(36,030)
Debt issuance costs	(50)	(13,134)
Cash paid for offering costs	(104)	(543)
Cash paid for contingent consideration	(4,588)	(4,206)
Payment of deferred consideration	—	(25,000)
Payment of acquisition-related holdback	(200)	—
Proceeds from the exercise of stock options	5,203	10,691
Net cash provided by financing activities	261	305,528
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(713)	(993)
Net increase (decrease) in cash, cash equivalents, and restricted cash	54,771	(17,718)
Cash, cash equivalents, and restricted cash, beginning of period	177,150	194,868
Cash, cash equivalents, and restricted cash, end of period	$231,921	$177,150

Jamf Holding Corp.
Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Years Ended December 31,
	2022	2021
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents	$224,338	$177,150
Restricted cash included in other current assets	383	—
Restricted cash included in other assets	7,200	—
Total cash, cash equivalents, and restricted cash	$231,921	$177,150

Jamf Holding Corp.
Supplemental Financial Information
Disaggregated Revenues
(in thousands)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
SaaS subscription and support and maintenance	$117,621	$91,278	$430,613	$313,950
On‑premise subscription	7,254	7,065	24,394	30,293
Subscription revenue	124,875	98,343	455,007	344,243
Professional services	4,838	4,107	19,025	16,122
Perpetual licenses	610	1,352	4,744	6,023
Non‑subscription revenue	5,448	5,459	23,769	22,145
Total revenue	$130,323	$103,802	$478,776	$366,388

Jamf Holding Corp.
Supplemental Information
Key Business Metrics
(in millions, except number of customers and percentages)
(unaudited)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

ARR	$512.5	$490.5	$466.0	$436.5	$412.5	$384.8	$333.0	$308.0

ARR from management solutions as a percent of total ARR	80%	82%	82%	83%	84%	84%	91%	93%

ARR from security solutions as a percent of total ARR	20%	18%	18%	17%	16%	16%	9%	7%

ARR from commercial customers as a percent of total ARR	72%	71%	71%	70%	69%	68%	64%	63%

ARR from education customers as a percent of total ARR	28%	29%	29%	30%	31%	32%	36%	37%

Dollar-based net retention rate (1)	113%	115%	117%	120%	120%	119%	119%	117%

Devices	30.0	29.3	28.4	26.8	26.1	25.0	23.2	21.8

Customers	71,000	69,000	67,000	62,000	60,000	57,000	53,000	50,000
(1) The dollar-based net retention rates for periods prior to June 30, 2022 were based on our Jamf legacy business and did not include Wandera since it had not been a part of our business for the full trailing twelve months.

Jamf Holding Corp.
Supplemental Financial Information
Reconciliation of GAAP to non-GAAP Financial Data
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Operating expenses	$124,571	$102,593	$498,423	$352,233
Amortization expense	(7,124)	(7,019)	(28,227)	(25,294)
Stock-based compensation	(16,949)	(11,447)	(99,017)	(31,456)
Acquisition-related expense	(1,212)	(1,533)	(4,582)	(6,300)
Acquisition-related earnout	(306)	(1,200)	(694)	(6,037)
Offering costs	—	—	(124)	(594)
Payroll taxes related to stock-based compensation	(703)	(173)	(1,667)	(1,381)
Legal settlement	—	(800)	—	(5,000)
Non-GAAP operating expenses	$98,277	$80,421	$364,112	$276,171

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Gross profit	$99,910	$76,513	$359,549	$276,031
Amortization expense	4,172	5,183	19,932	16,018
Stock-based compensation	2,697	1,584	10,153	4,349
Acquisition-related expense	—	71	61	88
Payroll taxes related to stock-based compensation	190	12	347	146
Non-GAAP gross profit	$106,969	$83,363	$390,042	$296,632
Gross profit margin	77%	74%	75%	75%
Non-GAAP gross profit margin	82%	80%	81%	81%

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Operating loss	$(24,661)	$(26,080)	$(138,874)	$(76,202)
Amortization expense	11,296	12,202	48,159	41,312
Stock-based compensation	19,646	13,031	109,170	35,805
Acquisition-related expense	1,212	1,604	4,643	6,388
Acquisition-related earnout	306	1,200	694	6,037
Offering costs	—	—	124	594
Payroll taxes related to stock-based compensation	893	185	2,014	1,527
Legal settlement	—	800	—	5,000
Non-GAAP operating income	$8,692	$2,942	$25,930	$20,461
Operating loss margin	(19)%	(25)%	(29)%	(21)%
Non-GAAP operating income margin	7%	3%	5%	6%

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net loss	$(21,231)	$(23,750)	$(141,301)	$(75,189)
Exclude: income tax benefit	1,234	3,254	913	4,789
Loss before income tax benefit	(22,465)	(27,004)	(142,214)	(79,978)
Amortization expense	11,296	12,202	48,159	41,312
Stock-based compensation	19,646	13,031	109,170	35,805
Foreign currency transaction (gain) loss	(1,279)	54	2,802	849
Loss on extinguishment of debt	—	—	—	449
Amortization of debt issuance costs	682	678	2,722	1,002
Acquisition-related expense	1,212	1,604	4,643	6,388
Acquisition-related earnout	306	1,200	694	6,037
Offering costs	—	—	124	594
Payroll taxes related to stock-based compensation	893	185	2,014	1,527
Legal settlement	—	800	—	5,000
Non-GAAP income before income taxes	10,291	2,750	28,114	18,985
Non-GAAP provision for income taxes (1)	(2,469)	(660)	(6,747)	(4,556)
Non-GAAP net income	$7,822	$2,090	$21,367	$14,429
Net loss per share:
Basic	$(0.17)	$(0.20)	$(1.17)	$(0.64)
Diluted	$(0.17)	$(0.20)	$(1.17)	$(0.64)
Weighted‑average shares used in computing net loss per share:
Basic	122,300,221	119,145,856	120,720,972	118,276,462
Diluted	122,300,221	119,145,856	120,720,972	118,276,462
Non-GAAP net income per share:
Basic	$0.06	$0.02	$0.18	$0.12
Diluted	$0.06	$0.02	$0.16	$0.12
Weighted-average shares used in computing non-GAAP net income per share:
Basic	122,300,221	119,145,856	120,720,972	118,276,462
Diluted	133,027,869	129,512,412	130,965,684	123,105,959
(1) Beginning in the first quarter of 2022, Jamf changed its method of calculating its non-GAAP provision for income taxes in accordance with the SEC’s Non-GAAP Financial Measures Compliance and Disclosure Interpretation on a retroactive basis. Under the new method, Jamf’s blended U.S. statutory rate of 24% is used as an estimate for the current and deferred income tax expense associated with our non-GAAP income before income taxes. Historically, Jamf had approximated the effective tax rate by taking into account the sizeable U.S. net operating loss carryforwards and tax credit carryforwards that have not been recorded where Jamf does not expect to record or pay tax for the foreseeable future.

	Years Ended December 31,
	2022	2021
Net cash provided by operating activities	$90,005	$65,165
Less:
Purchases of equipment and leasehold improvements	(7,727)	(9,755)
Free cash flow	82,278	55,410
Add:
Cash paid for interest	763	967
Cash paid for acquisition-related expense	4,480	5,039
Cash paid for legal settlement	—	5,000
Unlevered free cash flow	$87,521	$66,416
Total revenue	$478,776	$366,388
Net cash provided by operating activities as a percentage of total revenue	19%	18%
Free cash flow margin	17%	15%
Unlevered free cash flow margin	18%	18%